Exhibit 32.1	SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Tortoise Capital Resources Corporation (the “Company”), hereby certify that the Quarterly Report on Form 10-Q for the period ended February 29, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ David J. Schulte
David J. Schulte
Chief Executive Officer
Date: April 9, 2012

By: /s/ Terry Matlack
Terry Matlack
Chief Financial Officer
Date: April 9, 2012

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this report. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

28

TORTOISE CAPITAL RESOURCES CORPORATION